Exhibit 10.6

SECOND AMENDMENT TO
RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO RIGHTS AGREEMENT (the “Second Amendment”), is entered into effective as of July 3, 2018, by Xplore Technologies Corp., a Delaware corporation (the “Company”) and American Stock Transfer & Trust Company, LLC (the “Rights Agent”).
BACKGROUND
The Company and the Rights Agent are parties to that certain Rights Agreement, dated as of July 1, 2016 (as amended by that certain First Amendment to Rights Agreement, effective as of October 4, 2017, the “Agreement”).
Section 28 of the Agreement provides that the Company, by action of the Board of Directors, may from time to time and in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend the Agreement in any respect without the approval of any holders of Rights, including without limitation, in order to change, amend, or supplement any provisions of this Agreement in any manner that the Company may deem necessary or desirable.
The Company, by action of the Board of Directors, desires to amend the Agreement in the manner set forth below.
NOW, THEREFORE, the Agreement is hereby amended as follows:
1.          Section 1 of the Agreement is hereby amended to add the following new definitions:
(ffff)          “Merger Agreement” shall mean the Agreement and Plan of Merger, to be entered into on or about the date hereof, by and among the Company, Zebra Technologies Corporation, a Delaware corporation (“Parent”), and Wolfdancer Acquisition Corp., a Delaware corporation, as it may be amended from time to time.
(gggg)          “Support Agreements” shall mean the “Support Agreements” (as defined in the Merger Agreement) to be entered on or about the date hereof, as such agreements may be amended from time to time.
2.          Section 7(a)(i) of the Agreement is hereby amended to read in its entirety as follows:
(i) the earlier to occur of (A) the Close of Business on July 1, 2019 or such later date as may be established by the Board prior to the expiration of the Rights as long as the extension is submitted to the stockholders of the Company for ratification at the next annual meeting of stockholders succeeding such extension or (B)

immediately prior to the Offer Acceptance Time (as defined in the Merger Agreement) (the earlier of the events identified in clause (A) or (B), the “Final Expiration Date”);
3.          The Agreement is hereby amended by adding thereto a new Section 38 to read in its entirety as follows:
SECTION 38.  Exception for Merger Agreement.
Notwithstanding any provision of this Agreement to the contrary, (i) no Person (including, without limitation, Parent and its Affiliates and Associates) shall be or become an Acquiring Person, (ii) neither a Stock Acquisition Date nor a Distribution Date shall be deemed to have occurred, (iii) none of the events, transactions or rights under Sections 11 or 13 shall be deemed to have occurred, be applicable or be triggered and (iv) no holder of any Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, this Agreement (including, without limitation, Sections 3, 7, 11 or 13 hereof), in the case of each of clauses (i)-(iv) by reason or as a consequence of the approval, execution and delivery of the Merger Agreement (or any amendment thereto) or the Support Agreements (or any amendment thereto) or by reason or as a consequence of the public announcement or disclosure of, pendency of or consummation of any of the transactions contemplated by the Merger Agreement or the Support Agreements.
4.          Except as and to the extent expressly amended by this Second Amendment, the Agreement remains in full force and effect in accordance with its terms.
5          This Second Amendment shall be effective immediately upon its execution by the Company and, pursuant to Section 28 of the Agreement, shall not be required to be executed by the Rights Agent in order to become effective.  By its execution and delivery hereof, the Company notifies the Rights Agent that this Second Amendment has been approved by the Board of Directors in compliance with Section 28 of the Agreement.

 [Signature page follows]

IN WITNESS WHEREOF, the this Second Amendment has been executed by the undersigned as of the day and year first above set forth.
“COMPANY”

XPLORE TECHNOLOGIES CORP.

By: /s/ Tom Wilkinson
       Name: Tom Wilkinson
       Title: Chief Executive Officer

“RIGHTS AGENT”

AMERICAN STOCK TRANSFER &
TRUST COMPANY, LLC

By: /s/ Michael A. Nespoli
       Name: Michael A. Nespoli
       Title: Executive Director

[Signature Page to the Second Amendment to the Rights Agreement]